As filed with the Securities and Exchange Commission on July 29, 1998
                                                    Registration No. 333-_______
 ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                             The Alpine Group, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                                         22-1620387
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                                  1790 Broadway
                            New York, New York 10019
                    (Address of principal executive offices)
                                   (Zip Code)

                  The Alpine Group, Inc. 1997 Stock Option Plan
                            (Full title of the Plan)

                                 (212) 757-3333
              (Registrant's telephone number, including area code)

                           Stewart H. Wahrsager, Esq.
                             The Alpine Group, Inc.
                                  1790 Broadway
                            New York, New York 10019
                                 (212) 757-3333
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------





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

                         CALCULATION OF REGISTRATION FEE


     Title Of Securities              Amount             Proposed            Proposed           Amount Of
       To Be Registered                To Be              Maximum             Maximum         Registration
                                  Registered (1)         Offering            Aggregate             Fee
                                                         Price Per           Offering
                                                         Share (2)           Price (2)
Common Stock, par                    1,500,000            $18.75            $28,125,000          $8,297
value $.10 per share                  shares
==============================  =================== =================== =================== =================

(1) The maximum number of shares which may be issued pursuant to The Alpine Group, Inc. 1997 Stock Option Plan covered by this Registration Statement (the "1997 Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments under the 1997 Plan as a result of the adjustment provisions therein.

(2) Estimated solely for the purpose of calculating the fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant's common stock, par value $.10 per share (the "Common Stock"), reported on the New York Stock Exchange on July 27, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by The Alpine Group, Inc., a Delaware corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1998.

          (2) The description of the Common Stock contained in the Company's registration statement on Form 8-A, as filed with the Commission on September 24, 1986, including any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably




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incurred by directors and officers in connection  with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or
not  opposed  to  the  best  interest  of  the   corporation,   except  that  no
indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         The Company's Certificate of Incorporation eliminates the liability of directors to stockholders of the Company for monetary damages arising out of the directors' breach of their fiduciary duty of care. The Company's By-Laws authorize the Company to indemnify its directors, officers, incorporators, employees and agents with respect to certain costs, expenses and amounts incurred in connection with an action, suit or proceeding by reason of the fact that any such person was serving as a director, officer, incorporator, employee or agent of the Company. In addition, the Company's By-Laws permit the Company to provide additional indemnification rights to its officers and directors and to indemnify them to the greatest extent possible under the General Corporation Law of the State of Delaware.

         Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Company maintains a standard form of directors' and officers' liability insurance policy which provides coverage to the directors and officers of the Company for certain liabilities, including certain liabilities which may arise out of this Registration Statement.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         4.1 Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3(a) to the Annual Report on Form 10-K of the Company for the fiscal year ended April 30, 1995 (the "1995 10-K") and Exhibit 3(aa) of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-53434) of the Company, as filed with the Commission on May 12, 1993).

         4.2 By-Laws of the Company (incorporated herein by reference to Exhibit 3(g) to the 1995 10-K).

         4.3 The Alpine Group, Inc. 1997 Stock Option Plan (incorporated herein by reference to Exhibit 10(tt) to the Annual Report on Form 10-K of the Company for the fiscal year ended April 30,
                  1998).

         5*       Opinion of Proskauer Rose LLP.

         23.1*    Consent of Arthur Andersen LLP.

         23.2*    Consent of Proskauer Rose LLP (included in Exhibit 5).

         24*      Powers of Attorney (included on signature page).
---------------------------
*    Filed herewith.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 29, 1998.

                                              The Alpine Group, Inc.


                                              By:/s/ Steven S. Elbaum
                                                     Steven S. Elbaum
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Steven S. Elbaum, Bragi
F. Schut, David S. Aldridge, Stewart H. Wahrsager or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                    Title                               Date

/s/ Steven S. Elbaum          Chairman of the Board and           July 29, 1998
Steven S. Elbaum              Chief Executive Officer
                              (principal executive officer)

/s/ David S. Aldridge         Chief Financial Officer, Senior     July 29, 1998
David S. Aldridge             Vice President and Treasurer
                              (principal financial and accounting
                              officer)

/s/ Bragi F. Schut            Executive Vice President,           July 29, 1998
Bragi F. Schut                Assistant Secretary and
                              Director


/s/ Kenneth G. Byers, Jr.     Director                            July 29, 1998
Kenneth G. Byers, Jr.


/s/ Randolph Harrison         Director                            July 29, 1998
Randolph Harrison


/s/ John C. Jansing           Director                            July 29, 1998
John C. Jansing


/s/ Ernest C. Janson, Jr.     Director                            July 29, 1998
Ernest C. Janson, Jr.


/s/ James R. Kanely           Director                            July 29, 1998
James R. Kanely

                                  EXHIBIT INDEX


         4.1 Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3(a) to the Annual Report on Form 10-K of the Company for the fiscal year ended April 30, 1995 (the "1995 10-K") and Exhibit 3(aa) of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-53434) of the Company, as filed with the Commission on May 12, 1993).

         4.2 By-Laws of the Company (incorporated herein by reference to Exhibit 3(g) to the 1995 10-K).

         4.3 The Alpine Group, Inc. 1997 Stock Option Plan (incorporated herein by reference to Exhibit 10(tt) to the Annual Report on Form 10-K of the Company for the fiscal year ended April 30,
                  1998).

         5*       Opinion of Proskauer Rose LLP.

         23.1*    Consent of Arthur Andersen LLP.

         23.2*    Consent of Proskauer Rose LLP (included in Exhibit 5).

         24*      Powers of Attorney (included on signature page).
---------------------------
*    Filed herewith.

                                                                       EXHIBIT 5


                                          July 29, 1998

The Board of Directors
The Alpine Group, Inc.
1790 Broadway
New York, New York 10019

Dear Sirs:

         We are acting as counsel to The Alpine Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 1,500,000 shares (the "Shares") of the Company's common stock, par value $.10 per share (the "Common Stock"), issuable by the Company pursuant to The Alpine Group, Inc. 1997 Stock Option Plan (the "1997 Plan").

         As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate minutes relating to the issuance of the Shares pursuant to the 1997 Plan and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company and certificates of public officials and of representatives of the Company.

         Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon exercise of the options in accordance with the terms of the 1997 Plan  against  payment  of the exercise  price  therefor,  and upon compliance with applicable  securities
laws, will be, assuming no change in the applicable   law  or   pertinent
facts,   validly   issued,   fully  paid  and non-assessable.

         The  foregoing   opinion   relates  only  to  matters  of  the  General
Corporation Law of the State of Delaware and does not purport to express any opinion on the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ Proskauer Rose LLP
                                          Proskauer Rose LLP

                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 10, 1998 included in The Alpine Group, Inc.'s Annual Report on Form 10-K for the year ended April 30, 1998 into this Registration Statement on Form S-8 of The Alpine Group, Inc. related to The Alpine Group, Inc. 1997 Stock Option Plan and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP



Atlanta, Georgia
July 24, 1998








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